Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q of TPG Specialty Lending, Inc. (the “Company”) for the quarterly period ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joshua Easterly and Michael Fishman, as Co-Chief Executive Officers of the Company, and Robert Ollwerther, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joshua Easterly
Name:	Joshua Easterly
Title:	Co-Chief Executive Officer
Date:	November 3, 2015

/s/ Michael Fishman
Name:	Michael Fishman
Title:	Co-Chief Executive Officer
Date:	November 3, 2015

/s/ Robert Ollwerther
Name:	Robert Ollwerther
Title:	Chief Financial Officer
Date:	November 3, 2015

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.